UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 14, 2017, Autoliv, Inc. (the “Company”) announced that the Board of Directors declared a quarterly dividend of 60 cents per share for the fourth quarter of 2017. The dividend will be payable on December 7, 2017 to Company stockholders of record on the close of business on November 22, 2017. The ex-date will be November 21, 2017 for holders of the common stock listed on the New York Stock Exchange as well as for holders of Swedish Depository Receipts listed on Nasdaq Stockholm.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated August 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Group Vice President for Legal Affairs,
General Counsel and Secretary

Date: August 14, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated August 14, 2017.